UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2005

Global Innovative Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

(852) 2546-1808
(Registrant's telephone number, including area code)

2114 Nanton Avenue, Vancouver, B.C., Canada V6L 3C7
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Global Innovative Systems, Inc. and our wholly-owned subsidiaries.

ACQUISITION OF TECH TEAM HOLDINGS LIMITED

On January 7, 2005, we entered into a Share Exchange Agreement among our company, Tech Team Holdings Limited, a company incorporated under the laws of the Territory of the Cayman Islands, Bondy Tan and the shareholders of Tech Team as set out in the Share Exchange Agreement. The Share Exchange Agreement contemplated our company acquiring all of the issued and outstanding shares of Tech Team.

The closing of the transactions contemplated in the Share Exchange Agreement and the acquisition by our company of all of the issued and outstanding ordinary stock of Tech Team was completed as of January 13, 2005. In accordance with the closing of the Share Exchange Agreement on January 13, 2005, we acquired all of the 354,798,533 issued and outstanding ordinary shares of Tech Team, in exchange for the issuance by our company of 13,000,000 shares of our common stock to the shareholders of Tech Team on the basis of one share of our company for every 27.29219 ordinary shares of Tech Team. As a result of the share exchange transaction, Tech Team became a wholly-owned subsidiary of our company as of January 13, 2005. For financial statement purposes, Tech Team, the acquired entity, is regarded as the predecessor entity as of January 13, 2005.

As a result of the acquisition, and as of January 13, 2005, our company has 19,033,096 shares of common stock issued and outstanding. The former shareholders of Tech Team own 13,000,000 shares of our company's common stock, representing approximately 68.3% of the issued and outstanding shares of our company.

As the former shareholders of Tech Team hold 68.3% of our shares, and because the business of Tech Team represents the only business operations of our company, the acquisition of Tech Team is deemed to be a reverse acquisition for accounting purposes. Tech Team, the acquired entity, is regarded as the predecessor entity as of January 13, 2005. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file quarterly and annual reports based on the March 31 fiscal year end of Tech Team. Such financial statements will depict the operating results of Tech Team, including the acquisition of our company, from January 13, 2005.

The shares of our common stock issued to the shareholders of Tech Team pursuant to the Share Exchange Agreement will not be registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration under the Securities Act of 1933.

CORPORATE HISTORY

Global Innovative Systems, Inc.

We were incorporated under the laws of the State of Nevada under the name "Legacy Bodysentials Inc." on September 14, 1995. On September 25, 1996, we changed our name to "Legacy Minerals Inc." and on May 18, 1998, we changed our name to "Global Commonwealth Inc.". On November 12, 1999, we changed our name to "Global Innovative Systems, Inc.".

We were an inactive company until January 31, 2000, when we closed a share exchange agreement with the stockholders of Niew Industries Inc. Following the completion of the transaction, Niew Industries became our wholly-owned subsidiary. Because the stockholders of Niew Industries controlled 55% of the resultant entity, and because the business of Niew Industries represented the only business operations of our company, the transaction was recorded as a reverse acquisition. Accordingly, our operations were consolidated with those of Niew Industries from the date of acquisition. Niew Industries was incorporated on January 15, 1997, under the Company Act (British Columbia), and was inactive until March 23, 1998, when it began the development of a twin rotating asphalt mixing (tram) system.

Following the sale of the tram system prototype, we decided to dispose of Niew Industries, our wholly-owned subsidiary. On January 22, 2003, we entered into an agreement to sell all of the issued and outstanding shares of Niew Industries to the former directors of Niew Industries for $44,142.

On October 2, 2001, we entered into an Acquisition Agreement with Energy Medicine Developments Corp., a Delaware corporation, pursuant to which we agreed to purchase all of the issued and outstanding shares of Energy Medicine Developments in exchange for 18,000,000 of our common pre-split shares (225,000 common post-split shares). Energy Medicine Developments owned the world-wide marketing and distribution rights to the Enermed Therapy and the Enermed device.

We agreed to sell all of the issued and outstanding shares of our subsidiary, Energy Medicine Developments held by our company to Robert Fletcher and Fraser Lawrie, pursuant to the terms of a share purchase agreement dated September 30, 2003. On October 22, 2003, our Board of Directors approved the Sale of Energy Medicine Developments.

The agreement for the sale of Energy Medicine Developments was made with Fraser Lawrie and Robert Fletcher, our former directors and officers. Under the terms of the agreement, the purchase price for the shares of Energy Medicine Developments was $28,400, which consisted of the forgiveness of certain debts owed by us to Messrs. Lawrie and Fletcher or to companies controlled by Messrs Lawrie and Fletcher.

Following the sale of Energy Medicine Developments until immediately prior to the acquisition of Tech Team, we were a development stage company whose business purpose was to identify and complete a merger or acquisition of a business or business opportunity. Now that we have completed the acquisition of Tech Team, we have commenced the business of selling energy-saving products through Tech Team, our wholly-owned operating subsidiary.

Tech Team Holdings Limited

Tech Team was incorporated pursuant to the laws of the Territory of the Cayman Islands on February 15, 2002.

Tech Team is a developer, manufacturer and integrator of energy-saving products and technologies. Tech Team's primary product is the Eco-Pro® Energy Saver, a proprietary system which reduces energy consumed by lighting and other electrical equipment and acts as a protective buffer against voltage surges and other distortions. The technology can be applied to a broad range of commercial, industrial, civil and residential applications, including commercial buildings, office buildings, factories, industrial plants and street lighting. In addition, Tech Team distributes complementary energy-efficiency products which can be integrated with the Eco-Pro Energy Saver system. Tech Team also provides consulting and customer training services which enables Tech Team to offer comprehensive energy management solutions to prospective clients.

On October 4, 2004, Tech Team completed the acquisition of Tomi Fuji Energy Management Services Consultants Limited, a seller of energy saving products based in Hong Kong. Tech Team issued 85,285,713 ordinary shares to the shareholders of Tomi Fuji Corporation Limited for 100% of the issued and outstanding common shares of Tomi Fuji Energy Management Services Consultants.

Stock Split

As a condition to the closing of the acquisition of Tech Team, we agreed to complete a four for one split of our common stock. On January 3, 2005, the stock split was effective. Prior to the split, we had 1,508,274 shares of our company's common stock issued and outstanding. As of January 3, 2005, and prior to the acquisition of Tech Team, we had 6,033,096 shares of our company's common stock issued and outstanding. All of the shares that were issued to the shareholders of Tech Team at the closing of the Share Exchange Agreement were post-split shares. The stock split was reported in a current report on Form 8-K filed by our company on January 6, 2005.

CURRENT BUSINESS

Following the close of the Share Exchange Agreement, our company commenced the business of selling energy-saving products through Tech Team, our wholly-owned operating subsidiary. Tech Team has developed a proprietary energy-saving technology which is sold under the Eco-Pro Energy Saver brand and includes five different products that utilize the Eco-Pro technology. Additionally, Tech Team distributes 15 externally-sourced energy-saving products and provides consulting and training services for purchasers of its products.

Proprietary Branded Eco-Pro Energy Saver Products

The Eco-Pro Energy Saver is a computer-controlled electronic device which regulates electric power flow and voltage. It consists of control panels containing electrical parts in a free standing enclosure which is connected between a building's power line (power input) and its electrical circuits (power output). Eco-Pro Energy Saver is programmable to regulate the amount of power flowing to energy-using devices, resulting in energy conservation. The product also acts as a buffer to eliminate negative effects of fluctuations in the power supply, such as voltage surges and sags. The Eco-Pro Energy Saver has an on-board computer with intelligent software that provides constant self-diagnosis and control. Tech Team manufactures the Eco-Pro Energy Saver in varying sizes and capacities, as well as specialized units to serve specific applications such as centralized air-conditioning and streetlight illumination. The Eco-Pro Energy Saver has a life expectancy of 30 years and Tech Team provides a 10-year manufacturer's warranty on all non-consumable parts and labor.

The Eco-Pro Energy Saver reduces the amount of energy a customer requires to power lighting and other electrical equipment by approximately 10-50%, depending on the specific customer and application. This results in direct electricity cost savings for customers. The reduced electricity usage also reduces heat damage generated by lighting and other electrical equipment. This prolongs the operating life of the customer's lighting and electrical equipment, which results in savings from capital costs and maintenance costs. The Eco-Pro Energy Saver also acts as a buffer against distortions and disturbances in the power supply. This stabilizes and protects customers' equipment and operations against uncontrollable and potentially damaging voltage surges, lightening strikes and temporary power interruptions. The Eco-Pro Energy Saver was also designed to interface directly with existing power lines, electrical panels and electrical circuits, enabling the unit to be installed either new or as a retrofit without requiring modification to most customers' existing components.

The five variations of the Eco-Pro Energy Saver product consist of the Eco-Pro Energy Saver for Centralized Air Conditioning System, Eco-Pro Energy Saver for Streetlight Illumination System, Eco-Pro Energy Saver for Injection Molding Systems, Eco-Pro Variable Speed Drives (VSD) and Efficiency Optimizers, all of which are described below except for the Eco-Pro Energy Saver Universal which is described above under the heading "Proprietary Branded Eco-Pro Energy Saver Products".

Eco-Pro Energy Saver for Centralized Air Conditioning System

This product is a specialized version of the universal Eco-Pro Energy Saver designed specifically for centralized air conditioning applications. The product collects and analyzes operational data from the air conditioning system and issues command signals to adjust operating parameters to match changing load conditions. Use of this product reduces total operating time of air conditioning system compressors, thereby increasing cooling capacity, overall operational efficiency and prolonging the life of the component parts of the air conditioning system.

Eco-Pro Energy Saver for Streetlight Illumination System

This product is a specialized version of the universal Eco-Pro Energy Saver designed specifically for street lighting applications. The product controls and buffers the power supply of streetlight illumination systems to prevent damage primarily caused by excessive voltage. Use of this product reduces total energy consumption of streetlight illumination systems, results in the emission of softer, more evenly distributed light and prolongs the lifespan of component parts of the illumination system.

Eco-Pro Energy Saver for Injection Molding Systems

This product is a specialized version of the universal Eco-Pro Energy Saver designed specifically for injection molding applications. The product allows for real-time, automated control of injection molding machine flow rates and pressure in response to changes in the duty cycle. Use of this product optimizes energy consumption and improves the performance of injection molding machines by matching the power supplied to equipment with the precise amount of power that is required.

Eco-Pro Variable Speed Drives (VSD) and Efficiency Optimizers

This product is a specialized version of the universal Eco-Pro Energy Saver designed specifically for variable speed motor applications. The product varies the power supplied to electric motors, such as industrial water pumps and fans, in response to changing external conditions. Use of this product optimizes energy consumption by matching the power that is supplied to a variable speed motor with the precise amount of power that it requires to perform its function under changing conditions. This product also enables customers to automate the control of their variable speed motors.

NON-PROPRIETARY ENERGY-SAVING PRODUCTS

Apart from the Eco-Pro Energy Saver products, Tech Team distributes 15 other energy-saving products. These products are sourced from third party companies mainly in Europe and North America and sold under distributorship agreements between Tech Team and the other companies. Each of these products is a complementary energy conservation or energy efficiency product which can be integrated with the Eco-Pro Energy Saver, thus enabling Tech Team to offer comprehensive energy management solutions to prospective clients. The 15 energy-saving products that we distribute are as follows:

Transient Voltage Surge Suppressors

This product is an electronic device which prevents harmful voltage transients and surges, which are short or long periods of excessive voltage, from damaging electrical equipment such as motors. It is installed directly within a customer's main electrical panel and sub-panels to detect voltage transients and surges, and to divert them into the ground. The product eliminates both internal and external sources of excessive voltage.

Active Harmonic Filters

This product is an electronic device which eliminates harmonics from power sources such as an electric utility's power generators. Harmonics are hazardous distortions in voltage and electric current waves. It utilizes adaptive injection mode technology to remove, store and inject voltage and electric current as required to balance out distortions. Use of this product reduces heating and stress on circuit breakers, fuses, transformers, conductors, and wiring within a customer's facility, prolonging the life of these components. Use of this product also enables customers to move to higher power loads without exceeding the power load rating of their system. This means that the capacity of the power generator can be utilized to the fullest potential without fear of instability or overheating caused by harmonics.

Power Factor Correction & Real Time Factor Correction Systems with or without Detuners

This product is an electronic device which enhances the power factor, which is the portion of an electric current that is utilized for its intended purpose for devices such as electric motors and transformers. Use of this product reduces power losses, voltage drops, overheating and premature failure of motors and other devices. It can also directly reduce a customer's electricity bill, as many utilities charge penalty fees to customers with low power factors. The real time factor correction is a fully automatic version of the standard power factor correction and provides automatic monitoring and corrective responses in real time. Both types of units can be installed with or without harmonic detuners.

Automatic Energy Monitoring and Sequential Switching System for Peak Demand Savings

This product is an electronic device which automatically monitors energy consumption and switches electrical equipment off during peak demand times and on during low demand times. Use of this product enables customers to set a maximum monthly electricity charge and ensure that their electricity bill does not exceed the pre-determined maximum.

Motor Controller Series

This product is an electronic device which delivers controlled release of power specifically for electric motor applications. Use of this product enables smooth, seamless acceleration and deceleration of motors, in turn enabling more frequent starting and stopping. This optimizes energy efficiency and also expands the functionality of motors for the customer. It also reduces noise, vibration, shock load, bearing and belt stress, all of which prolongs the life of the motor and peripheral devices. The motor controller series is also available through the entire low-voltage range of both standard and custom-built motors.

Capacitor Bank

This product is an electronic device installed at electricity system substations to control the level of voltage supplied to customers. This product provides automatic power factor correction for medium voltage power systems. Use of this product reduces voltage drops and power losses, and avoids overheating and premature failure of motors and other devices. The product's standard capacitor banks can be modified for use with various applications, including lighting, motors and switchboards. This product has been designed for environmentally friendly manufacturing.

Voltage Stabilizers for Lighting Circuits

This product is an electronic device which controls excess voltage levels and delivers controlled release of power specifically for lighting circuit applications. Use of this product reduces power losses and voltage surges, which prolongs the lifespan of lighting circuits and related equipment, and also optimizes the consumption of electricity, which reduces a customer's electricity bill.

High Performance Fluorescent Lighting Tubes and Luminosity Enhancement Jackets

This product consists of a fluorescent lighting tube combined with a reflector and diffuser jacket. Use of this product reduces energy consumption as a result of the lighting tube and through the ability of the jacket to effectively reflect and evenly diffuse light to the intended areas.

T5 Lighting System

This product is a high-output fluorescent lighting system. Use of this product enhances energy efficiency up to 50% while providing illumination levels equivalent to conventional systems. Use of this product also improves the quality of the emitted light by reducing glare and by enhancing color appearance and rendition. The product design also includes impact-resistant lighting tubes and electronic ballasts, which enhance the lifespan of the system in comparison to conventional systems. This lighting system can be applied within a wide range of applications, including ceiling lights with air grills and tricolor fluorescent lamps.

HVAC Heat Recycle System

This product is a heat exchanger designed for use by customers such as hotels and factories with both a water-cooled air conditioning system and a hot water system. Use of this product enables customers to pre-cool the air conditioning refrigerant, thereby lowering the refrigerant pressure, the power required by the chiller compressor and the energy usage. At the same time, the heat exchanger also recovers excess heat to heat the water in the hot water system to 50ºC, thereby reducing or eliminating the need to operate a boiler or an electrical heater and reducing electricity consumption.

Ecogen Energy System Heat Pump Water Heater

This product is a heat pump which provides heat and hot water within applications where there is a consistent demand for heat and hot water, such as hotels. Use of this product enhances energy efficiency versus conventional fuel boilers and electric heaters.

Solar Boiling System

This product is comprised of solar panels and collector tubes which are connected to an existing hot water generation system to serve as its energy source. The product has an efficient solar-to-thermal conversion ratio due to the selective absorbing technology used within the panels of the product. This is a patented technology which was developed at Tsinghua University in China. In comparison with conventional boiling systems, this product provides energy efficiency and worker safety advantages.

Ice Thermal Storage System

This product is an off-peak cooling system which can be used either as an alternative to, or integrated with, a customer's air conditioning system. The product takes advantage of cheaper electricity rates at night to chill water or other refrigerants, which is then stored as ice in storage tanks. During the daytime when both the cooling load demands and electricity rates are high, the system uses the ice as the means to cool the customer's facility. This product has lower capital and operating costs than traditional air conditioning systems, and it has been successfully installed at over 2,200 facilities around the world. The system also provides for design flexibility, as units can either be standardized, factory-assembled modules or custom field-assembled units.

Ecomaster Comprehensive Water Treatment System

This product uses a technology based on molecular surface energy realignment as an alternative method to treat water in cooling tower systems. Use of this product reduces up to 90% of the requirement and cost of water treatment chemicals used by such applications. Use of this product also reduces maintenance requirements and increases the lifespan of cooling tower equipment versus chemical-based systems.

Scale Hunter Hard Water Treatment System

This product uses patented technology to remove hard water deposits from water-related equipment such as pipes, boilers, cooling towers and heating elements. The technology removes deposits through a vibration-like process which alters the physical nature of the scale-forming molecules, causing them to loosen and be removed. Use of this product provides a streamlined and manageable alternative to traditional chemical-based systems that require handling of such materials.

CONSULTING AND TRAINING SERVICES

Tech Team provides pre-sale and post-sale services to prospective customers. These services include: analyzing the customer's power system and collecting relevant data; conducting an energy audit; designing and proposing an optimal solution for energy conservation and/or efficiency; delivering and installing the equipment; training customer personnel in the operation and maintenance of the equipment; monitoring the system's performance; and providing site and maintenance visits by Tech Team personnel during the first year of equipment operation. At present, the pre- and post-sales services are included in the sale price of Tech Team's various products.

PLAN OF OPERATION

Market

The market for our products is primarily focussed on medium-to-large-scale users of electrical energy across a wide range of sectors and industries. Industrial markets include manufacturing facilities, chemical plants, refineries, industrial parks and warehouses. Commercial markets include office buildings, hotels, shopping centers, racetracks, golf courses, casinos, stadiums, large restaurants, cinemas, theatres, theme parks, supermarkets and retail chains. Municipal markets include airports, train stations, subway stations, water treatment plants, police stations and street lighting. Institutional markets include hospitals, sanitariums and universities. Residential markets include large residential estates, condominium complexes and apartment buildings.

Our target market to date has primarily been large commercial and industrial customers in Hong Kong, China, Macau and Singapore. All sales to date have been within these four jurisdictions. The current target market is primarily large commercial, industrial and municipal electricity consumers in Hong Kong, China, Singapore, Indonesia and the Philippines. Once these markets are developed further, the next stage of geographical expansion is targeted to include commercial, industrial and municipal electricity consumers in Thailand, Taiwan and North America, where our company has initiated preliminary discussions related to direct sales, distributorship agreements, partnership agreements and joint venture agreements. Our long-term target market includes the Arabian Gulf States.

Within the market of mainland China, our company's initial target market is the Guangdong Province and the Pearl River Delta. Guangdong Province is one of the most affluent provinces in China, is among the top three Chinese provinces in terms of gross domestic product per capita and is a major commercial and manufacturing region in China. Our ability to penetrate this market is enhanced by the market's proximity to Hong Kong, where Tech Team's operations are based. Additionally, the Pearl River Delta is one of the major strategic economic regions of China and an area with a large base of potential clients. We estimate that the mainland China market will account for approximately 70% of our total sales revenue within the next few years.

According to the International Institute for Energy Conservation, power consumption in our current geographical target market was $77 billion in 2002. As such, the total size of our potential target market is approximately $7.7 billion annually, based on an assumed average energy cost savings rate of 10% generated for our customers through the use of our products. This estimate is below the approximate average rate achieved by our customers to date. This estimate is also based on our typical 50% savings-sharing fee structure with our customers.

Demand for Products

Customer demand for our energy management products and services is primarily cost-savings. Cost-savings result from the use of our energy management products and services from energy conservation and energy efficiency. Energy conservation is the reduction of electricity consumption by reducing waste. This results in direct cost savings on monthly power bills for customers. Energy efficiency is the reduction or elimination of distortions, disturbances, and pollution in the flow of electricity within a customer's electrical systems. This results primarily in indirect cost savings through decreased production losses, prolonged lifespan of equipment and reduced maintenance costs. Our products address the demand for both energy conservation and energy efficiency.

There are several factors underlying the increasing demand for energy management products and services in our targeted markets in Asia, both at the macro and micro levels. These factors include the following:

  Economic globalization is intensifying competition, leading firms to seek greater operating efficiency and greater cost control through savings in energy costs. In China, firms face escalating competition both from domestic entities, as China's economic reforms continue, and from foreign entities as China opens its market to foreign investment as a result of its entry into the World Trade Organization;
  Increasing global energy prices are driving net energy importers to conserve foreign exchange reserves while ensuring an adequate supply of energy to sustain development. Most of the nations in our target market are net energy importers. This, in turn, leads governments to seek and implement technologies and products which reduce energy consumption and enhance energy efficiency;
  Rapid urbanization and industrialization in our target markets has led to a major increase in electricity consumption. There has, however, been a lag in electricity production to meet the growing demand. As a result of this supply and demand imbalance, governments and electricity consumers seek ways to enhance energy conservation and energy efficiency;
  Due to the continued increase and cost of environmental regulations in our target markets, demand for cost savings and for environmentally-friendly products and services has increased;
  Distortions, disturbances and voltage surges in the electricity flow are increasing due to outdated power-generation equipment being used at ever-increasing output levels in Asia. This has led to a greater risk and frequency of electricity wastage and damage to electrical equipment and operational downtime, all of which drive the demand for products that enhance electricity efficiency;
  Government marketing initiatives are increasing the awareness among electricity consumers in Asia of the benefits associated with energy conservation and efficiency, resulting in enhanced demand for energy management products and services; and
  In terms of energy conservation, a 10% reduction in consumption can translate into significant savings in costs for a major energy importer such as China. Likewise, energy efficient technologies and systems that boost the efficiency of existing electricity supplies can serve as a lower-cost alternative to the conventional capital-intensive solution of building additional power plants.

SALES AND MARKETING STRATEGY

Our company estimates that Tech Team will spend approximately $470,000 on marketing and sales activities during Tech Team's current fiscal year ending March 31, 2005, excluding salaries for internal sales and marketing personnel.

Overview

In business development, our priority is seizing opportunities in the market for energy management products and services. Given the market demand and the pre-emptive nature of energy management technologies, our primary objective in the short-to-medium term is seizing maximum market share. The broad geographic span of our target market and emphasis on expansion has resulted in our focus on developing distribution alliances and partnerships as the preferred means of business development. Our company intends to leverage external resources to minimize overhead and to seek market development by tapping into existing client pools of distributors and marketing partners. These arrangements may take the form of commercial agreements or joint ventures. While expanding our direct sales, we have also entered into non-exclusive distribution and marketing agreements with a number of partners in order to increase our market share.

Sales Channels

Marketing, sales and distribution of our products are accomplished through the following three main channels:

  Direct Marketing: We market and sell our products directly to customers and potential customers through an internal team of sales professionals. These personnel target large customers in Hong Kong, China and Macau. In Tech Team's fiscal year ended March 31, 2004, approximately 12% of total sales revenue was derived from direct marketing efforts.
  Distributorships: We market and sell our products in Hong Kong, China, Macau and Singapore through non-exclusive distributorship agreements. We currently have distributorship agreements within these regions with five private companies and one quasi-governmental organization.

The Hong Kong Productivity Council has endorsed our products, and the council introduces our energy management solutions to its affiliates and members via seminars and exhibitions. The council intends to spread market awareness of our company, initially targeting nine Productivity Centers in China.

We have signed a Marketing and Sales Cooperation Agreement with Shanghai ISSON Power Quality Co. Ltd., a subsidiary of the Baoshan Steel Group. This is an institute which develops and promotes energy efficiency solutions for entities throughout China.

The distributorship agreements enable our company to access the distributor's existing clientele and relationship network, which allows for market penetration with minimal overhead expenses. In Tech Team's fiscal year ended March 31, 2004, approximately 88% of total sales revenue was derived from sales through distributorship agreements.
  Partnerships and Joint Ventures: We have formed and continue to pursue the formation of partnerships and joint venture agreements with facility developers, power authorities, banks, and other large companies in our current target market. Through such agreements, we intend to sell our products directly to our partners.

Sales Agreements

Our company utilizes the following three types of sales agreements: service contracts, direct sales contracts and trading contracts. For service contracts, the customer pays a monthly fee over a 60-month term. The fee is typically calculated at 50% of the energy cost savings that result from the use of our products based on an energy audit conducted by Tech Team. To date, the average energy cost savings for our customers has been approximately 20%. For direct sales contracts, customers purchase the equipment directly from Tech Team. Customers typically pay 30% of the purchase price as a deposit upon signing the contract, 20% upon delivery of the equipment, 30% upon installation of the equipment and 20% upon issuance of a performance report. Trading contracts involve the sale of our products to distributors and agents. Tech Team typically receives a letter of credit upon execution of the sales agreement between the distributor or agent and the customer, with full payment received upon delivery of the product to the customer.

Financing Option

Our company has established relationships with several financial institutions to provide a financing option to clients. Through such financing arrangements, up to 100% of the purchase price of our products may be loaned to clients. These financial institutions include Inchroy Credit Corporation Limited, HSBC Limited, Hang Seng Bank and CIT Group. These arrangements enable Tech Team to offer customers the ability to implement energy management solutions with little or no up-front capital investment.

COMPETITION

Our company's primary competitors are other energy management services companies providing similar products in our target market. There are approximately 50 companies that do business in our target market which are engaged in the sales of energy saving products. Our management, however, is not aware of any competitor doing business in our target market that offers an entire product line comparable to our products.

Most energy management companies sell a single product or single brand. The single-product approach has generated savings for specific conservation issues, such as reducing energy consumption of chillers or lighting fixtures, but has produced inconsistent results in overall energy consumption for electricity consumers. Similarly, this single-product approach often addresses one issue while creating new ones. For example, use of single products may inadvertently create new energy efficiency problems such as distortions and disturbances that can damage customer equipment.

RAW MATERIALS AND PRINCIPAL SUPPLIERS

Our company's principal supplier of component parts is Guilin Electrical Equipment Scientific Research Institute. Under a 10-year Original Equipment Manufacturer Agreement dated June 1, 2000, Guilin Electrical Equipment Scientific Research Institute manufactures component parts used by our company to assemble and create our trademark Eco-Pro Energy Saver products. We have established our own product assembly facility in Zhuhai, Peoples Republic of China, where the component parts are assembled into finished products. Our company relies on Guilin Electrical Equipment Scientific Research Institute for the manufacture of our company's component parts, and a sudden change in the business affairs of this entity would have a material effect on our company.

The principal components of our products are magnetic steel coils, computer chips, circuit boards, transformers and miscellaneous electrical circuitry and components. The prices for these components are subject to market forces largely beyond our control. The prices for these components have varied significantly in the past and may vary significantly in the future.

COMPLIANCE WITH ENVIRONMENTAL LAWS

To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, that require compliance with federal, state or local environmental laws in any jurisdictions of our operation.

RESEARCH AND DEVELOPMENT

Our company's research and development efforts are focused on enhancing the Eco-Pro Energy Saver products including: (i) periodic re-design of products and incorporation of new technologies to improve performance and manufacturability; (ii) design of new product lines for additional specialized applications; and (iii) expansion and adaptation of existing products to accommodate the requirements of larger and smaller electricity consumers. Research and development efforts are conducted in-house, as well as through an agreement with Guilin Electrical Equipment Scientific Research Institute, a leading governmental research institute in China under the Ministry of Mechanical Industry. Tech Team's total research and development costs charged to operations were approximately $70,000 during the past two fiscal years. We anticipate our wholly-owned operating subsidiary's total research and development expenditures will be approximately $53,000 for its current fiscal year ending March 31, 2005.

INTELLECTUAL PROPERTY

Patent Applications

In China, our company, through our indirect wholly-owned subsidiary, Grandplex Development Limited, has applied for a patent of the underlying technology used in the Eco-Pro Energy Saver products, which patent is currently pending. The patent application, Application No. 02106678.7, for "an energy saving device" has successfully undergone preliminary examination and the application has been published in No. 37, Vol. 19 of the Chinese Patent Gazette for Invention. The patent is now undergoing examination by the Patent Office of the People's Republic of China. The patent grant decision is expected by April 2005. In Hong Kong, Tech Team has applied for a patent based on the patent application in China. This patent (Application No. 04101357.1) is also pending, and its approval rests on the prior approval of the patent application in China. Tech Team has also recently filed the initial patent application form for a United States patent covering the technology underlying the Eco-Pro Energy Saver.

Trademarks

The Eco-Pro name and logo are registered trademarks in China, Hong Kong, Macau, Thailand and the 25 nations of the European Community Union. We intend to file for trademark registration of the Eco-Pro name and logo in the United States and Canada in the near future.

Domain Names

Tech Team owns and operates the duly registered internet domain name: www.techteam.com.hk.

Certifications

Our company, through our indirect wholly-owned subsidiaries Grandplex Development and Tech Team Development Limited, holds ISO 9001:2000 certification for the sales and maintenance service of electrical energy-saving equipment. This is an internationally-recognized standard denoting quality management systems. The Eco-Pro Energy Saver product has received certification for technical performance as an energy saving product from the China Certification Center for Energy Conservation Product. It has also received certification of safety compliance with International Electrotechnical Commission standards for electrical equipment. Various independent product tests have been completed and additional non-critical industry and governmental certifications related to the Eco-Pro Energy Saver product have been obtained, primarily within mainland China.

EMPLOYEES

As of January 13, 2005, Tech Team had 44 employees, of which 40 were full-time and 4 were part-time employees. Of these employees, 5 were senior management, 11 were managerial, administrative, finance and accounting staff, 14 were engineers and technicians engaged in research, development, consulting and training service, 7 were engaged in sales and marketing, and 7 were engaged in manufacturing and other operational activities. Of those employees, none are covered by collective bargaining agreements. We plan to hire a chief financial officer before the end of our 2005 fiscal year.

SUBSIDIARIES

The names of our wholly-owned and majority-owned subsidiaries, their dates of incorporation and the jurisdictions in which they are incorporated are as follows:

Name	Jurisdiction	Date Incorporated
Tech Team Holdings Limited	Territory of the Cayman Islands	February 15, 2002
Tech Team Investment Limited(1)	British Virgin Islands	March 24, 2000
Grandplex Development Limited(2)	Hong Kong	January 18, 1999
Tech Team Development Limited(2)	Hong Kong	October 22, 1999
Tech Team Engineering Limited(2)	Hong Kong	August 23, 2000
Tech Team (China) Limited(2)	British Virgin Islands	August 13, 2002
Tomi Fuji Energy Management Services Consultants Limited(2)	Hong Kong	March 10, 2004
Tomi Fuji Energy Pte. Ltd.(3)	Singapore	December 17, 2004
Tech Team Development (Zhuhai) Limited(4)	The People's Republic of China	August 23, 2002

(1) Wholly-owned subsidiary of Tech Team Holdings Limited.

(2) Wholly-owned subsidiary of Tech Team Investment Limited.

(3) 80% majority-owned subsidiary of Tomi Fuji Energy Management Services Consultants Limited.

(4) Wholly-owned subsidiary of Tech Team (China) Limited.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong. The 1,726 square feet of office space serves as the base for corporate, managerial, accounting, financial, administrative, sales and marketing functions. Our company, through Tech Team, has leased the office premises for the period from March 20, 2003, to February 28, 2005. The monthly fixed rent is HK$22,464 (approximately US$2,880), plus a monthly service charge of HK$8,553 (approximately US$1,097). Upon expiration of the lease, we intend to move to a larger office space in Hong Kong in order to accommodate our growing need for additional space.

Our company, through Tech Team, also leases a facility at 3rd Floor, Block 1, Hang Xin Industrial Centre, 2000 Jiu Zhou Da Dao West, Zhuhai, Guangdong, P.R. China. Zhuhai, a Special Economic Zone, is located in Guangdong Province in southern China. The 12,185 square foot space serves as a base for research, development and assembly of the Eco-Pro Energy Saver line of products, as well as sales and marketing activity within China. Our company, through our indirect wholly-owned subsidiary, Tech Team Development (Zhuhai), has leased the facility for the period from September 1, 2002 to August 31, 2005. The monthly fixed rent is 13,584 yuan (approximately US$1,641), plus a monthly service charge of 1,698 yuan (approximately US$205). Our company intends to renew this lease upon expiry and to lease additional space in adjoining premises to accommodate our growing needs.

RISK FACTORS

For purposes of this Risk Factors section, our company, Tech Team and all of Tech Team's subsidiaries shall be collectively referred to as "we", "our" or the "company". Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Prospective investors are advised to consider these risk factors carefully as set out below before investing in the company.

RISKS RELATED TO OUR BUSINESS

We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

Our business plan calls for significant expenses necessary to continue the development of our products and expand our position in the market. We have estimated that Tech Team, our wholly-owned operating subsidiary, will require approximately $2 million to carry out our business plan in Tech Team's fiscal year ended March 31, 2005. However, there is no assurance that actual cash requirements will not exceed our estimates. We may need to raise additional funds to:

- support our planned rapid growth;

- develop new or enhanced services and technologies;

- increase our marketing efforts;

- acquire complementary businesses or technologies; and/or

- respond to competitive pressures or unanticipated requirements.

We have not yet achieved sustainable positive cash flows. As such, we will depend to a large extent on outside capital over the near-term to fund our capital needs. Such outside capital may be obtained from additional debt or equity financing. We do not currently have any arrangement for financing and there is no assurance that capital will be available to meet our continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

We operate in a highly-competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products have significantly greater financial, technical and marketing resources, larger distribution networks, and generate greater revenue and have greater name recognition than us. These companies may develop products superior to those of our company. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, marketing campaigns, global expansion, alliances and other initiatives. Some of our competitors conduct more extensive promotional activities and offer lower prices to customers than we do, which could allow them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices if our competitors continue to lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Further, to the extent our competitors are able to attract and retain customers based on the convenience of one-stop shopping or because of international operations or arrangements, our business and ability to grow could be materially adversely affected. To be successful, we must establish and strengthen our brand awareness, effectively differentiate our product line from those of our competitors and build our international partnerships. To achieve this we may have to substantially increase marketing and research and development in order to compete effectively.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

Currently, we derive substantially all of our revenues from the sale of electrical energy-saving products. The electrical energy-saving industry is characterised by rapid technological change, new products and services, new sales channels, evolving industry standards and changing client preferences. Our success will depend, in significant part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products and services that meet customer demands. We expect new products and services to be developed and introduced by other companies that compete with our products and services. The proliferation of new electrical energy-saving technology may reduce demand for our Eco-Pro Energy Saver brand. There can be no assurance that we will be successful in responding to these or other technological changes, to evolving industry standards or to new products and services offered by our current and future competitors. In addition, we may not have access to sufficient capital for our research and development needs in order to develop new products and services.

We could lose our competitive advantages if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends in part on our proprietary technology incorporated in our products. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we would not be able to compete as effectively. We consider our registered trademark invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology, and other intellectual property rights, which presently are based upon a combination of patent and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and a diversion of corporate resources. In addition, notwithstanding any rights we have secured to our intellectual property, other persons may bring claims against us claiming that we have infringed on their intellectual property rights, including claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time-consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our trademarks or require us to make changes to our technologies.

We hold no patents on our products and may not be able to protect our proprietary technology.

Although we have not obtained patent protection for any of our products, we have sought to protect our proprietary technology through a combination of trademark and trade secret laws and other forms of intellectual property protection. We have filed patent applications in China, Hong Kong and the United States and have patents pending for the Eco-Pro Energy Saver product as an "energy saving device". There is no assurance that these patents will be granted.

We own trademark registrations for the name and logo for "Eco-Pro" in China, Hong Kong, Macau, Thailand and the European Community. There can be no assurance that our operations do not or will not violate the intellectual property rights of others, that they would be upheld if challenged or that we, would, in such an event, not be prevented from using such company's intellectual property rights, any of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, our failure to obtain licenses required from third parties for other technology and intellectual property could delay or prevent the development, manufacture or sale of our products. Although we rely, in part, on contractual provisions to protect our trade secrets and proprietary know-how, there is no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known or be independently developed by competitors. Although no lawsuits against us regarding infringement of any existing patents or other intellectual property rights are pending, nor have any claims been asserted, there can be no assurance that such infringement claims will not be asserted by third parties in the future. There also can be no assurance in the event of such claims of infringement that we will be able to obtain licenses on reasonable terms.

Our involvement in any intellectual property dispute or action to protect trade secrets and know-how, including actions brought by us, could result in a material adverse effect on our business. Adverse determinations in litigation in which we may become involved could subject us to significant liabilities to third parties, require us to grant licenses to or seek licenses from third parties and prevent us from manufacturing and selling our products. Any of these situations could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely effected.

To continue our growth, we will need to recruit additional senior management personnel, including persons with financial and sales experience. In addition, we must hire, train and retain a significant number of other skilled personnel, including persons with experience in engineering and energy management consulting. We have encountered competition for these personnel. We may not be able to find or retain qualified personnel, which would have a material adverse impact on our business.

Our growth could be impaired if we are not able to develop and maintain the relationships we need to implement our international strategy.

Our growth will depend, in large part, on the success of our international strategy. We have limited experience in marketing and selling our products outside of Hong Kong, China and Macau. We will depend on partnerships and/or joint ventures in international markets to help us build our international operations and sales. We depend upon each of our international partners to provide marketing and relationship building expertise, and a base of existing customers. If we are unable to develop and maintain these relationships, or to develop additional relationships in other countries, our ability to penetrate, and successfully compete in foreign markets would be materially adversely affected. To fully implement our international strategy, we will need to expand our current relationships with international partners. These partners may not agree to expand these relationships.

Our growth could be impaired if we do not successfully handle certain risks associated with international business.

There are risks inherent in doing business in international markets, including:

- fluctuations in currency exchange rates;

- difficulties in staffing and managing foreign operations;

- changes in regulatory requirements, tariffs and other trade barriers;

- potentially adverse tax consequences; and

- inadequate protection for intellectual property rights.

One or more of these factors may make it difficult for us to fully implement our international business strategies and may materially adversely affect our current or future international operations.

Any changes in the political and economic policies of, or any new regulations implemented by, the Chinese government could affect, or even restrict, the operation of our business and our ability to generate revenues.

Our business is currently focused on the sale of electrical energy-saving products in China. Accordingly, our business, results of operations and financial conditions are affected to a significant degree by any economic, political and legal developments in China.

Since the establishment of the People's Republic of China in 1949, the Communist Party has been the only governing political party in China. The highest bodies of leadership are the Politburo, the Central Committee and the National People's Congress. The State Council, which is the highest institution of government administration, reports to the National People's Congress and has under its supervision various commissions, agencies and ministries, including the regulatory agencies responsible for the regulation of sales of electrical energy products.

Since the late 1970s, the Chinese government has been reforming its economic system. Although we believe that economic reform and the macroeconomic measures adopted by the Chinese government have had and will continue to have a positive effect on the economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China and the development of electrical energy-saving products in China. Any such changes would have a material adverse effect on our business. Furthermore, there is no guarantee that the Chinese government will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in the political, economic and social conditions in China, adjustments in policies by the Chinese government or changes in laws and regulations on the sale of electrical energy-saving products could affect the manner in which we operate our business and restrict or prohibit transactions initiated or conducted by our company. Any such changes or new regulations could affect our ability to develop and sell our products and therefore affect our ability to generate revenues.

China's current and future economic, political and social conditions, as well as government policies could have an adverse effect on our company's overall financial condition and ability to generate revenues and profits.

We expect that a substantial portion of our business, assets and operations of our company will be located and conducted in China. The economy of China differs from the economies of most developed countries in many respects, including:

- government involvement;

- level of development;

- growth rate;

- control of foreign exchange; and

- allocation of resources.

While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

RISKS RELATED TO OUR INDUSTRY

A drop in the retail price of electrical energy may have a negative effect on our business.

A customer's decision to purchase our company's products is primarily driven by the payback on the investment resulting from the increased energy savings. Although management believes that current retail energy prices support a reasonable return on investment for our products, there can be no assurances that future retail pricing of electrical energy will remain at such levels.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares:

- actual or anticipated variations in our quarterly operating results,

- announcements of new services, products, acquisitions or strategic relationships by us or our competitors,

- trends or conditions in the energy management services industry,

- changes in accounting treatments or principles,

- changes in earnings estimates by securities analysts and in analyst recommendations,

- changes in market valuations of other energy management services companies, and

- general political, economic and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our certificate of incorporation authorizes the issuance of 800,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently a limited market for our common stock, which trades through the Over-the-Counter Bulletin Board quotation system. Trading of stock through the Over-the-Counter Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for stockholders to sell their stock.

Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The National Association of Securities Dealers Inc., or NASD, has adopted sales practice requirements, which may limit a stockholder's ability to buy and sell our shares.

In addition to the "penny stock" rules described above, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit our shareholders' ability to buy and sell our stock and which may have an adverse effect on the market for our shares.

Most of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, our principal executive office is located in Hong Kong. Outside the United States, it may be difficult for investors to enforce judgments against us obtained in the United States in any such actions, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our officers and directors reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of the United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 13, 2005, following the consummation of the acquisition of Tech Team, certain information with respect to the beneficial ownership of our company's common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers and the directors and executive officers of our operating subsidiaries. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Position Held	Amount and Nature of Beneficial Owner	Percent of Class (1)
Kwok, Chiu Fai Room 1512, Yuk Ping House, Long Ping Estate, Yuen Long, New Territories, Hong Kong		3,124,913 (2)	16.4%
Ho, Tai Kwan Flat D, 3/F, Tower 3, 19 Homantin Hill Road, Kowloon, Hong Kong		3,124,913 (3)	16.4%
Bondy Tan Flat E, 39/F., Tower 2, Kornville, 38 Yau Man Street, Quarry Bay, Hong Kong	Director, President and Chief Executive Officer of our company and President and Chief Executive Officer of Tech Team and Tech Team Development	4,335,778 (4)	22.8%
Richard Wong Flat 3A, 71 Lyttelton Road, Mid-Levels, Hong Kong	Director of our company	Nil	Nil
19
William McGinty 2114 Nanton Avenue, Vancouver, B.C., Canada V6L 3C7	Director of our company	600,000	3.2%
Charles Ming Unit 707, New World Tower, Tower 1, 16-18 Queen's Rd., Central, Hong Kong	Director of our company	729,146 (5)	3.8%
Charles Cheung A2, 6/F Evergreen Villa, 43 Stubbs Road, Hong Kong	Director of our company	1,458,293 (6)	7.7%
Carrie Cheng House 30, Phase I, Marina Cove, Sai Kung, Hong Kong	Director of our company	Nil	Nil
Victor Chang 2701 Admiralty Centre, Tower I, 18 Harcourt Rd., Hong Kong	Business Development Manager of Tech Team Development	291,603	1.5%
Mandy Kee Room 1006, Osprey House, Sha Kok Estate, Shatin, N.T., Hong Kong	Finance Manager of Tech Team Development	Nil	Nil
Ronny Lau Flat D, 1/F., Block 5, Barwin Court, 154 Argyle St., Kowloon, Hong Kong	Operations Manager of Grandplex Development	Nil	Nil
Raymond Ho 7H, Willow Mansion, Tai Koo Shing, Hong Kong	Engineering Manager of Tech Team Development	Nil	Nil
Xiao Xin Sun Room 301, Block 1, Jun Yi Hua Yuan, No. 1 Ji Da Lu, Zhuhai, Guangdong, China	Sales Manager of Tech Team Development (Zhuhai)	Nil	Nil
Wu Bo Room 8C, Block B, Tower 1, Ji Zhong Hua Yuan, Zhuhai, Guangdong, China	Chief Engineer of Tech Team Development (Zhuhai)	Nil	Nil
20
Augustine Cheung Room 8, 6/F., Corporation Square, 8 Lam Lok Street, Kowloon Bay, Kowloon, Hong Kong	Associate Director of Tech Team Development	Nil	Nil
Kam Wah Lee Room 8, 6/F., Corporation Square, 8 Lam Lok Street, Kowloon Bay, Kowloon, Hong Kong	Associate Director of Tech Team Development	Nil	Nil
Pete Tin 51 Jalan Mulia, Singapore 368647	Technical Advisor of Tech Team Development	Nil	Nil
Directors and Executive Officers as a Group		7,414,820	39%

(1) Based on 19,033,096 shares of common stock issued and outstanding as of January 13, 2005. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Kwok, Chiu Fai indirectly beneficially owns 3,124,913 shares of our company held by Tomi Fuji Corporation Limited. Kwok, Chiu Fai directly owns 50% of the issued and outstanding shares of Tomi Fuji Corporation Limited.

(3) Ho, Tai Kwan indirectly beneficially owns 3,124,913 shares of our company held by Tomi Fuji Corporation Limited. Ho, Tai Kwan owns all of the issued and outstanding shares of Forward Trade Limited, a company which directly owns 50% of the issued and outstanding shares of Tomi Fuji Corporation Limited.

(4) Bondy Tan indirectly beneficially owns 2,730,685 shares of our company held by Glory Hill Holdings Limited, a company which he solely owns. Bondy Tan indirectly beneficially owns 1,033,501 shares of our company held by Full Scope Group Limited, a company which he solely owns. Bondy Tan indirectly beneficially owns 571,592 shares of our company held by Excel Means Limited, a company which he solely owns.

(5) Charles Ming indirectly beneficially owns 729,146 shares of our company held by Sure Vantage Enterprise Limited, a company which he solely owns.

(6) Charles Cheung indirectly beneficially owns 1,458,293 shares of our company held by Leisure Assets Limited, a company which he solely owns.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

As a result of the acquisition of Tech Team, our current board of directors consists of Bondy Tan, Richard Wong, William McGinty, Charles Ming, Charles Cheung and Carrie Cheng. All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and the executive officers of our operating subsidiaries, as well as the positions held, age, date and duration of appointment for such persons are as follows:

Name	Position Held with our Company and/or our Operating Companies	Age
Bondy Tan	Director, President and Chief Executive Officer of our company from January 13, 2005, and President and Chief Executive Officer of Tech Team and Tech Team Development	38
Richard Wong	Director of our company from January 13, 2005	53
William McGinty	Director of our company from November 7, 2003	57
Charles Ming	Director of our company from January 13, 2005	70
Charles Cheung	Director of our company from January 13, 2005	68
Carrie Cheng	Director of our company from January 13, 2005	39
Victor Chang	Business Development Manager of Tech Team Development	34
Mandy Kee	Finance Manager of Tech Team Development	30
Ronny Lau	Operations Manager of Grandplex Development	41
Raymond Ho	Engineering Manager of Tech Team Development	49
Xiao Xin Sun	Sales Manager of Tech Team Development (Zhuhai)	40
Wu Bo	Chief Engineer of Tech Team Development (Zhuhai)	45
Augustine Cheung	Associate Director of Tech Team Development	55
Kam Wah Lee	Associate Director of Tech Team Development	53
Pete Tin	Technical Advisor of Tech Team Development	38

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

BONDY TAN

Bondy Tan is a director and the President and Chief Executive Officer of our company and is the President and Chief Executive Officer of Tech Team and Tech Team Development. From October 1999 to present, Mr. Tan has served as the Chief Executive Officer and a director of Tech Team Development. Mr. Tan incorporated Tech Team Development and has led its development and growth over the past five years. From February 2002 to present, Mr. Tan has served as the Chief Executive Officer and a director of Tech Team. In these roles, Mr. Tan is responsible for the overall management and strategic planning for Tech Team and its subsidiaries. Mr. Tan's experience includes an additional 10 years of marketing management and business development roles in China and Hong Kong. His former positions include Marketing & Sales Coordinator for Sony (Hong Kong), where he was responsible for advertising, promotion and sales activities for Sony in China and Hong Kong. Mr. Tan also held several roles with Caltex, a wholly-owned subsidiary of ChevronTexaco Corporation, in China and Hong Kong. In these positions, Mr. Tan rebuilt Caltex's corporate image, developed brand awareness in China, led the formation of two joint venture projects and managed the operation of 51 service stations in Hong Kong. Mr. Tan holds a Bachelor of Commerce, with a major in company law, from Murdoch University in Australia, and a Bachelor of Business, with a major in marketing, from Edith Cowan University in Australia.

RICHARD WONG

Richard Wong is a director of our company. From 1997 to present, Mr. Wong has served as a consultant with Asian Fund Consultants and Cyril Fung Associates. In these positions, Mr. Wong provides capital-raising, strategic planning and corporate development services to Asian companies in a variety of industries including financial services, environmental technology, energy and information technology. Mr. Wong's experience includes an additional 15 years of finance, investment management, capital raising and consulting roles in the Asia Pacific region. His former positions include Regional Representative for State Street Bank of Boston in Singapore, where he was responsible for promoting mutual funds, commercial banking services and global custodian services in Asian markets. Mr. Wong also served as Managing Director for a wholly-owned subsidiary of Union Bank of Switzerland in Hong Kong, where he established a China private equity fund. Mr. Wong holds a Bachelor of Arts degree from Princeton University, as well as a Juris Doctor degree from Cornell Law School.

WILLIAM McGINTY

William McGinty is a director of our company. From 1999 to 2000, Mr. McGinty served as President of CallDirect Enterprises Inc., a direct-mail catalogue company he founded in 1995 to sell communications products across Canada. In this position, Mr. McGinty was responsible for overall operational management and strategic planning. From September 2000 to July 2001, Mr. McGinty served as Manager of Operations for Canada Payphone Corp., a supplier of payphone and ATM related equipment and services. From September 2001 to present, Mr. McGinty has served as a consultant to Digitel Systems, a supplier of business telephone, conferencing and voice over IP systems and services. Mr. McGinty has also served as our company's President, Secretary and Treasurer since October 2003 and a director since November 2003. Mr. McGinty resigned as President, Secretary and Treasurer of our company on January 11, 2005, and remains as a director of our company.

CHARLES MING

Charles Ming is a director of our company. From 1989 to present, Mr. Ming has served as owner and director of Charles Ming & Associates Ltd., an architectural and project development consulting company based in Hong Kong. In this role as principle, Mr. Ming provides overall strategic direction and planning, management leadership and relationship development. Mr. Ming's experience includes an additional 10 years of financial and corporate development experience within the gaming and mining businesses. He has previously served as Chairman of Gold Rush Gaming & Mining Corp. and as a Director of Great Canadian Casino Corp., both public companies. Mr. Ming also currently serves as a Director of Magnum d'Or Resources Inc., a U.S. public company with a class of securities subject to the requirements of section 15(d) of the Securities Exchange Act. Mr. Ming is a qualified architect within Hong Kong, Australia, Great Britain and Canada.

CHARLES CHEUNG

Charles Cheung is a director of our company. For the past five years, Mr. Cheung has served as Group Chief Executive and Executive Deputy Chairman of Mission Hills Group, the world's largest golf club and resort in Shenzhen, China. In this role, Mr. Cheung provides strategic planning, financial, business development and management leadership. Mr. Cheung currently serves as non-executive Director and Chairman of the Audit Committee of four publicly-listed Hong Kong companies, K. Wah International Holdings Ltd., K. Wah Construction Materials Ltd., Pioneer Global Group Ltd. and Prime Investments Holdings Ltd. He also serves as non-executive director of B&S Entertainment Holdings Ltd., which is also a Hong Kong publicly-listed company. Mr. Cheung also currently acts as a Senior Advisor to the Metropolitan Bank and Trust Company of the Philippines, Chairman of the University of Victoria's Hong Kong Foundation in Canada, and Vice Chairman of the Guangdong Province Golf Association. Mr. Cheung's experience also includes over 30 years of diverse business experience, including 22 years in senior management positions within the banking industry and former Director and Advisor to the Tung Wah Group of Hospitals. Mr. Cheung was awarded the Hong Kong Listed Company Non-Executive Director of the Year Award in 2002. Mr. Cheung holds Honorary Doctor, Master and Bachelor of Science degrees in Business Administration, and is a Fellow of the Hong Kong Institute of Commercial Management.

CARRIE CHENG

Carrie Cheng is a director of our company. From 1996 to 2002, Ms. Cheng served as Sales and Marketing Controller, Hong Kong Branch for Asia Pulp and Paper Co. Ltd., the largest pulp and paper manufacturer in Asia and among the ten largest in the world. In this role, Ms. Cheng managed sales teams and distributor relationships, developed and implemented marketing plans, public relations campaigns and pricing strategies, and led the development of group business in Hong Kong and China. From 2002 to present, Ms. Cheng has served as a Consultant to Tomi Fuji Corporation Limited, a diversified trading company active in power supply, pulp and paper. In this role, Ms. Cheng is leading the creation and management of an energy management services team targeting the Chinese and Indonesian markets. Ms. Cheng's experience includes an additional 8 years of sales and marketing experience within the pulp and paper industry. Ms. Cheng holds a Bachelor of Business Studies with a major in marketing from University of Hong Kong Polytechnic.

VICTOR CHANG

Victor Chang is the Business Development Manager of Tech Team Development, our wholly-owned subsidiary and operating company. From 1999 to 2002, Mr. Chang served as Country Manager, Greater China and Japan for Newmans International, a processed fruit manufacturer based in New Zealand. In this role, Mr. Chang was responsible for establishing operations in Hong Kong and managing group operations throughout China and Japan, including leading strategic planning, developing new accounts and building relationships with distributors. From 2003 to present, Mr. Chang has served as Business Development Manager with Tech Team Development Limited, where he is responsible for marketing Tech Team products throughout Asia, as well as participating in strategic planning for marketing, financial and new product development initiatives. Mr. Chang's experience includes an additional 5 years of sales and marketing experience within the financial and real estate industries in North America and Hong Kong. Mr. Chang holds a Bachelor of Science in Business Administration, with majors in finance and marketing, from Boston University.

MANDY KEE

Mandy Kee is the Finance Manager of Tech Team Development, our wholly-owned subsidiary and operating company. From 1995 to 2000, Ms. Kee served as Audit Semi-Senior with Chan & Wat Certified Public Accountants in Hong Kong where she conducted audit assignments and evaluated internal financial control systems for clients in various industries. From 2000 to 2001, Ms. Kee served as Senior Accounts Clerk for Guinness UDV Greater China Limited where she monitored trade and debtor controls and prepared financial budgets. From 2002 to 2003, Ms. Kee served as Audit Senior with Fine Sincere Corporate Services Limited where she supervised an audit team and advised clients on tax planning and internal financial control procedures. From 2003 to present, Ms. Kee has served as Finance Manager for Tech Team Development Limited. In this role, Ms. Kee is responsible for supervising the preparation of financial reports and budgets, reviewing accounting procedures and policies, and liaising with bankers and investment partners. Ms. Kee holds the designations of Certified Public Accountant and Registered Financial Planner, and she is also a member of the United Kingdom Association of Chartered Certified Accountants.

RONNY LAU

Ronny Lau is the Operations Manager of Grandplex Development Limited, our wholly-owned subsidiary and operating company. From 2000 to present, Mr. Lau has served as Operations Manager with Grandplex Development Limited. In this role, Mr. Lau is responsible for supervising the overall operational, administrative and human resource management functions of the Tech Team group of companies. Mr. Lau is also the designated management representative responsible for coordinating the execution of ISO:9000:2000 quality management system standards within the organization. Mr. Lau holds a Bachelor of Business with a major in Accounting and a Master of Engineering Management from the University of Technology in Sydney, Australia, and a Post-Graduate Certificate in Human Resource Management from Wuhan University of Technology in China.

RAYMOND HO

Raymond Ho is the Engineering Manager of Tech Team Development, our wholly-owned subsidiary and operating company. From 1998 to 2001, Mr. Ho served as Engineering Manager with Dong Jun Holdings Ltd., a firm engaged in property development and investment in China. In this role, Mr. Ho was responsible for overseeing all of the engineering activities conducting by the company and its subsidiaries. From 1983 to 2004, Mr. Ho served as a consultant with Engineered Services Company, an engineering consulting company based in Hong Kong. In this role, Mr. Ho managed engineering services to clients. From 2004 to present, Mr. Ho has served as Engineering Manager with Tech Team Development Limited, where he is responsible for overseeing the provision of engineering consultancy services offered by the Tech Team group of companies. Mr. Ho holds Higher Certificates in Production and Industrial Engineering, and in Building Services Engineering, from Hong Kong Polytechnic University. He also holds a Graduate Certificate in Business Management from the University of Southern Queensland in Australia.

XIAO XIN SUN

Xiao Xin Sun is the Sales Manager of Tech Team Development (Zhuhai), our wholly-owned subsidiary and operating company. From 1996 to 2002, Mr. Sun served as Engineering Manager with Hua Wei Electrical Equipment Limited, a developer and manufacturer of advanced energy-saving electronic devices in Zhuhai, China. In this role, Mr. Sun was responsible for managing the product design and engineering services related to energy-saving solutions within the petroleum and other industries. From 2002 to 2003, Mr. Sun served as Facilities Manager with Aoki Electric Equipment Limited, a manufacturer of electrical equipment in Zhuhai, China. In this role, Mr. Sun supervised the management of the manufacturing facility and led the preparation of materials and equipment forecasts and procurement. From 2003 to present, Mr. Sun has served as Chief Project Engineer and Sales Manager with Tech Team Development (Zhuhai). In this role, Mr. Sun is responsible for leading the sales team and the provision of engineering consultancy services to clients in China. Mr. Sun's experience also includes 11 years as a researcher with the Research Institution of Mechanical Engineering in Xinjiang, China, where he led projects related to new materials and mechanical engineering. Mr. Sun holds a Bachelor of Engineering with majors in mechanical engineering and building and construction materials, from the University of Communication in Xian, China, and he also holds the designation of International Project Management Professional.

WU BO

Wu Bo is the Chief Engineer of Tech Team Development (Zhuhai), our wholly-owned subsidiary and operating company. During 1999, Mr. Bo was an independent consultant in Zhuhai, China, where he provided engineering, project management and technical design consultancy services to a variety of clients. From 2000 to 2002, Mr. Bo served as Technical Director with Onex Co. Limited, where he led research and development initiatives related to electrical and electronic engineering, and systems automation. From 2002 to present, Mr. Bo has served as Chief Engineer with Tech Team Development (Zhuhai). In this role, Mr. Bo is responsible for leading the research, design and product development activities for the Tech Team group. Mr. Bo's other experience include 10 years of electrical and electronic engineering research and development with the University of Guangxi, including Director of the Research & Development Centre where he oversaw the activities of 20 research laboratories. Mr. Bo has also held research and development positions with Philips Corporation and Fu Hua Electrical Equipment Limited. Mr. Bo also served for three years as Chief Advisor and Committee Member of the Provincial Council of Electronic Engineering in Zhuhai. Mr. Bo holds a Bachelor of Engineering with a major in Electronics and Automation from the University of Guangxi, and he is a Registered Engineer in China.

AUGUSTINE CHEUNG

Augustine Cheung is an Associate Director of Tech Team Development, our wholly-owned subsidiary and operating company. From 1998 to 2000, Mr. Cheung served as Director and General Manager of Mansion Holding Limited, a Hong Kong listed company providing energy management services and other building engineering and maintenance services. In this role, Mr. Cheung was responsible for the day-to-day management and business development functions for the company. From 2000 to 2001, Mr. Cheung served as the principal consultant for Honeywell Limited's Home and Building Control unit, where he provided strategic marketing services related to the development of the unit's business in Greater China. From 2000 to 2003, Mr. Cheung also served as Director and General Manager of Northcroft Management Consultants Limited, where he developed the firm's facilities management consultancy business in China and Hong Kong. From early 2004 to present, Mr. Cheung has served as Associate Director with Tech Team Development Limited. In this role, Mr. Cheung is responsible for planning, relationship building and business development. Mr. Cheung 's experience also includes 26 years as an architect, project manager and construction manager for major property development projects in Hong Kong, China, Macau and Thailand. Mr. Cheung holds a Bachelor of Architecture from the University of Hong Kong, a Master of Arts (Architecture) from the City University of Hong Kong, is a Registered Architect in Hong Kong and a member of the International Facilities Management Association.

KAM WAH LEE

Kam Wah Lee is an Associate Director of Tech Team Development, our wholly-owned subsidiary and operating company. From 1996 to 2000, Mr. Lee served as Managing Director of Parsons Brinkerhoff (Asia) Ltd., one of the world's leading engineering, project and construction management firms. In this role, Mr. Lee was responsible for establishing and growing the Parsons Brinkerhoff Engineering Technology and Parsons Brinkerhoff Constructors (Asia) subsidiary offices in China. From 2000 to 2002, Mr. Lee served as Chairman of Parsons Brinkerhoff (Asia) and its China and Korea subsidiaries, where he was responsible for the overall operations and performance of the group. From 2002 to 2003, Mr. Lee served as Director of Northcroft Management Consultants Ltd., where he provided project, construction and facility management consulting services. From early 2004 to present, Mr. Lee has served as Associate Director of Tech Team Development Limited. In this role, Mr. Lee is responsible for planning, relationship building and business development. Mr. Lee's experience also includes 25 years of engineering and managerial positions related to property development projects throughout East Asia. Mr. Lee holds a Master of Science (Mechanical Engineering) from Aston University in the United Kingdom and is a Fellow of the Hong Kong Institution of Engineers.

PETE TIN

Pete Tin is the Technical Advisor of Tech Team Development, our wholly-owned subsidiary and operating company. From 1997 to 2001, Mr. Tin served as Senior Engineering Manager for Industrial Design Corporation (Asia) Pte. Ltd., an industrial design and construction management subsidiary of CH2M HILL based in Singapore. In this role, Mr. Tin designed and managed a wide variety of industrial projects including thermal energy storage systems, district cooling systems and facilities management systems for major clients such as Motorola and Hewlett Packard. From 2001 to present, Mr. Tin has served as Senior Energy Consultant with Jurong Consultants Pte. Ltd. based in Singapore. In this role, Mr. Tin designed and managed installation of a variety of district cooling, thermal energy storage and energy management systems for large industrial clients in Singapore, India, Vietnam and China. Mr. Tin's experience includes an additional 6 years of engineering and project management positions in the United Kingdom and Singapore. Mr. Tin holds a Bachelor of Engineering (Electronics) degree and a Bachelor of Engineering (Mechanical) degree from the University of Manchester Institute of Technology, and a Master of Science (Engineering) degree from the University of Wales. He is a member of the society of Instrumentation and Control Engineers (United States) and the Energy Engineers Association (United Kingdom).

Committees of the Board

We do not currently have a standing audit, nominating or compensation committee. At the present time, our entire board of directors is acting as our audit committee.

Audit Committee Financial Expert

Our board of directors has not yet determined whether the company currently has a director who meets the definition of an audit committee financial expert.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

EXECUTIVE COMPENSATION

No executive officer of our company received annual salary and bonus in excess of $100,000 for the years ended September 30, 2004, 2003 and 2002. For the years ended September 30, 2004 and 2003, we did not pay any salaries or bonuses to any of our executive officers. As of the date of this annual report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change in control of our company or a change in such officer's responsibilities following a change in control.

Bondy Tan, as Chief Executive Officer of Tech Team, our wholly-owned operating subsidiary, was paid a salary of HK$840,000 (approximately $107,692) for each of Tech Team's fiscal years ended March 31, 2004, 2003 and 2002. There were no executive officers of Tech Team serving as of March 31, 2004, and no executive officers who served as such during the fiscal years 2004, 2003 and 2002, whose total salary and bonus exceeded $100,000 per year. Tech Team does not maintain, and did not maintain at any time during its most recently completed fiscal year ended March 31, 2004, any long-term compensation plans. As such, there were no long-term compensation plan awards or payouts to any Tech Team executive officers during any of Tech Team's three most recently completed fiscal years ended March 31, 2004, 2003 and 2002.

Employment / Consulting Agreements

Tech Team, our wholly-owned operating subsidiary, entered into employment contracts with the following executive officers: Bondy Tan, Victor Chang, Ronny Lau, Mandy Kee and Raymond Ho. Copies of these agreements are attached hereto as exhibits 10.7 to 10.11 respectively.

There are no compensatory plans or arrangements with any executive officer of our company or any of our subsidiaries for payments to be made to an executive officer following the retirement, resignation or termination of any executive officer's employment with our company or any of our subsidiaries.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options / SAR Grants

There were no grants of stock options or stock appreciation rights made during the fiscal years ended September 30, 2004 and September 30, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during the fiscal year ended September 30, 2004 by any officer or director of our company.

Director's Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for the service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Tech Team, our wholly-owned operating subsidiary, reimburses its director's expenses incurred in connection with attending board meetings but does not pay director's fees or other cash compensation for services rendered as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

None of the directors or officers of our company are related by blood or marriage.

Related Party Transactions

Other than as described below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

- During Tech Team's fiscal year ended March 31, 2004, Bondy Tan, a director of Tech Team, our wholly-owned operating subsidiary, made a loan to Tech Team. This loan is an oral, unsecured and non-interest bearing loan which has no fixed terms of repayment and has no terms for the conversion of the loan into shares. The amount of the loan outstanding as of November 30, 2004, was HK$6,968,774.40 (approximately US$893,432.61).

-Pursuant to the terms of a share purchase agreement dated September 30, 2003, our company agreed to the sale of all of the issued and outstanding shares of our former subsidiary, Energy Medicine Developments, to Robert Fletcher and Fraser Lawrie, former directors and officers of our company. Under the terms of the share purchase agreement, the purchase price for the shares of Energy Medicine Developments was $28,400, which consisted of the forgiveness of certain debts owed by our company to Messrs. Fletcher and Lawrie or to companies controlled by Messrs. Fletcher and Lawrie.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Other than as described below, none of the directors or executive officers of our company or any associate or affiliate of our company during the last two years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding:

- On September 23, 2002, Tech Team, our wholly-owned subsidiary, made a loan to Global High Technology Limited, a company jointly beneficially owned by Francois Denis and Alfons Goyens, who were directors of Tech Team at the time the loan was made. This loan is an unsecured and non-interest bearing loan, has no fixed terms of repayment and there is no signed loan agreement. The maximum outstanding loan amount during the fiscal year ended March 31, 2003 was HK$1,045,721 (approximately US$134,066.79), which was also the balance on March 31, 2003. The maximum outstanding loan amount during the fiscal year ended March 31, 2004 was HK$1,226,456.56 (approximately US$157,238.01), which was also the balance on March 31, 2004 and November 30, 2004. Mr. Denis ceased to be a director of Tech Team on November 2, 2003 and Mr. Goyens ceased to be a director of Tech Team on July 23, 2004.

DIVIDENDS

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

LEGAL PROCEEDINGS

We know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company's directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company's interest.

Item 5.01 Changes in Control of Registrant.

Upon the close of the Share Exchange Agreement on January 13, 2005, we issued an aggregate of 13,000,000 shares of common stock to the shareholders of Tech Team to acquire all 354,798,533 issued and outstanding ordinary shares of Tech Team, on the basis of one share of our company's common stock for every 27.29219 ordinary shares of Tech Team. The issuance was a result of the closing of a Share Exchange Agreement dated January 7, 2005, among our company, Tech Team, Bondy Tan and the shareholders of Tech Team as set out in the Share Exchange Agreement. As a result of the share exchange, the former shareholders of Tech Team own 13,000,000 shares of our company's common stock, representing approximately 68.3% of the issued and outstanding shares of our company, and as such, represents a change of control of our company.

As part of the change in control and pursuant to the terms of the Share Exchange Agreement, Bondy Tan, Richard Wong, Charles Ming, Charles Cheung and Carrie Cheng were appointed to our board of directors on January 13, 2005. Additionally, Bondy Tan was appointed our President and Chief Executive Officer of our company on January 13, 2005.

Bondy Tan, a director and executive officer of our company as of January 13, 2005, received indirect beneficial ownership of an aggregate of 4,335,778 shares of our common stock pursuant to the share exchange upon the closing of the Share Exchange Agreement, which shares represent approximately 22.8% of our current and outstanding shares. Charles Cheung, a director of our company as of January 13, 2005, received indirect beneficial ownership of an aggregate of 1,458,293 shares of our common stock pursuant to the share exchange upon the closing of the Share Exchange Agreement, which shares represent approximately 7.7% of our current and outstanding shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bondy Tan was appointed as director, President and Chief Executive Officer of our company as of January 13, 2005. A description of Mr. Tan's business experience over the past five years can be found in Item 2.01 above. Mr. Tan has not had a direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party. Mr. Tan has executed an employment agreement with Tech Team, our wholly-owned subsidiary, through which he is paid a monthly salary of HK$70,000 (approximately US$8,974.36).

Richard Wong, Charles Ming, Charles Cheung and Carrie Cheng were appointed as directors of our company as of January 13, 2005. There are no arrangements or understandings between any of the new directors and any other persons pursuant to which such director was selected as a director. None of the new directors has been named to any committees of our company, and no definitive arrangements have been made regarding committees of our company to which any of the new directors is expected to be named. None of the new directors has had a direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

As of January 13, 2005, William McGinty resigned as President, Secretary and Treasurer of our company after which Bondy Tan was unanimously appointed President and Chief Executive Officer of our company. William McGinty remains as a director of our company and there were no disagreements among Mr. McGinty, our company or our company's board of directors regarding the resignation of Mr. McGinty as our former President, Secretary and Treasurer.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are included in this current report:

Annual Financial Statements of Tech Team Holdings Limited for the Years Ended March 31, 2003 and March 31, 2004 (Audited)

It is not practicable to provide the required audited financial statements of Tech Team Holdings Limited on the date hereof. Accordingly, the audited financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than March 21, 2005 (60 days after this Current Report on Form 8-K must be filed).

Interim Financial Statements of Tech Team Holdings Limited for the Period April 1, 2004 to September 30, 2004 (Unaudited)

It is not practicable to provide the required interim financial statements of Tech Team Holdings Limited on the date hereof. Accordingly, the interim financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than March 21, 2005 (60 days after this Current Report on Form 8-K must be filed).

Pro Forma Consolidated Financial Statements of Tech Team Holdings Limited and Global Innovative Systems, Inc. for the Year Ended September 30, 2004 (Unaudited)

It is not practicable to provide the required pro forma consolidated financial statements of Tech Team Holdings

Limited and Global Innovative Systems, Inc. on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than March 21, 2005 (60 days after this Current Report on Form 8-K must be filed).

EXHIBITS

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.
Exhibit Number	Description
2.1	Share Exchange Agreement dated January 7, 2005, among Global Innovative Systems, Inc., Tech Team Holdings Limited, Bondy Tan and the Selling Shareholders
10.1	Sales Agreement dated March 27, 2002, between Tech Team Development Limited and Macau Jockey Club.
10.2	Sales Agreement dated June 10, 2003, between Tech Team Development Limited and Dongguan Guan Lan Golf Club Company Limited.
10.3	Sales Agreement dated March 31, 2004, between Tech Team Development Limited and K. Wah Concrete Co. Ltd.
10.4	Assignment Agreement dated February 11, 2004, between Tech Team Development Limited and Southern Cross Technologies Limited.
10.5	Assignment Agreement dated February 11, 2004, between Grandplex Development Limited and Scnider Limited.
10.6	Assignment Agreement dated February 11, 2004, between Grandplex Development Limited and Scnider Limited.
10.7	Management Contract between Tech Team Holdings Limited / Tech Team Development Limited and Bondy Tan.
10.8	Management Contract between Tech Team Development Limited and Victor Chang.
10.9	Management Contract between Grandplex Development Limited and Ronny Lau.
10.10	Management Contract between Tech Team Development Limited and Mandy Kee.
10.11	Management Contract between Tech Team Development Limited and Raymond Ho.
10.12	Proposal on Sales and Marketing Services to Tech Team Development Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

By: /s/ Bondy Tan
Name: Bondy Tan
Dated: January 18, 2005